Nelnet Reports First Quarter 2026 Results
LINCOLN, Neb., May 7, 2026 - Nelnet (NYSE: NNI) today reported GAAP net income of $71.1 million, or $1.97 per share, for the first quarter of 2026, compared with GAAP net income of $82.6 million, or $2.26 per share, for the same period a year ago.
Net income, excluding derivative market value adjustments1, was $69.9 million, or $1.94 per share, for the first quarter of 2026, compared with $87.4 million, or $2.39 per share, for the same period in 2025.
“We’re off to a strong start in 2026, with every business segment performing at a high level,” said Jeff Noordhoek, chief executive officer of Nelnet. “We completed our Canadian acquisition in February, and integration is proceeding well, expanding our loan servicing reach and supporting our long-term diversification strategy focused on core strengths. This year, our focus is simple: Go. Technology is accelerating, innovation cycles are compressing, and the pace of change continues to increase. Our job is to move with speed - to be decisive and to keep pushing forward for our customers.”
Nelnet operates through three divisions: Nelnet Financial Services (NFS), Loan Servicing and Systems [referred to as Nelnet Diversified Services (NDS)], and Education Technology Services and Payments [referred to as Nelnet Business Services (NBS)]. NFS includes the company's Asset Generation and Management (AGM) and Nelnet Bank reportable operating segments, which earn interest income on loans and investments. NDS and NBS generate primarily fee-based revenue through loan servicing, education technology, and payment services. Business activities not included in these divisions are combined and reported within Corporate Activities.
Nelnet Financial Services
AGM
The AGM operating segment reported loan and investment net interest income of $67.5 million during the first quarter of 2026, compared with $52.9 million for the same period a year ago. The increase in 2026 was due to an increase in loan spread2 and growth in the company's consumer financing receivables. In the third quarter of 2025, the company began to purchase Pay Later receivables. As of March 31, 2026, the balance of Pay Later receivables was $766.2 million. The increase in net interest income was partially offset by the anticipated runoff of the legacy Federal Family Education Loan Program (the "FFEL Program" or FFELP) loan portfolio. The average balance of FFELP loans outstanding decreased from $8.6 billion for the first quarter of 2025 to $7.2 billion for the same period in 2026.
AGM recorded a provision for loan losses of $48.5 million ($36.9 million after tax) in the first quarter of 2026, compared with $13.0 million ($9.9 million after tax) for the same period in 2025. The increase was primarily driven by the establishment of an initial allowance for loans acquired during the quarter. During the first quarter of 2026, AGM acquired $3.34 billion of loans, of which $2.85 billion were Pay Later receivables. The higher provision reflects portfolio growth rather than changes in underlying credit performance. Credit quality metrics, including delinquency rates and charge-offs, remained generally consistent with management's expectations.
AGM holds interests in certain joint ventures engaged in the acquisition and management of loan portfolios. During the three months ended March 31, 2026, AGM recognized $15.4 million ($11.7 million after tax) of income from these joint ventures.
AGM recognized net income after tax of $23.2 million for the three months ended March 31, 2026, compared with $22.7 million for the same period in 2025.
Nelnet Bank
As of March 31, 2026, Nelnet Bank had a $1.26 billion and $1.18 billion loan and investment portfolio, respectively, and total deposits, including intercompany deposits, of $1.96 billion. Nelnet Bank reported loan and investment net interest income of $17.8 million during the first quarter of 2026, compared with $12.4 million for the same period a year ago. The increase in 2026 was due to an increase in the loan and investment portfolio, partially offset by a decrease in net interest margin.
Nelnet Bank recognized net income after tax for the quarter ended March 31, 2026 of $7.1 million, compared with $1.5 million for the same period in 2025.
1 Net income, excluding derivative market value adjustments, is a non-GAAP measure. See "Non-GAAP Performance Measures" at the end of this press release and the "Non-GAAP Disclosures" section below for explanatory information and reconciliations of GAAP to non-GAAP financial information.

2 Loan spread represents the spread between the yield earned on loan assets and the costs of the liabilities used to fund the assets.

Loan Servicing and Systems
Revenue from the Loan Servicing and Systems segment was $127.8 million for the first quarter of 2026, compared with $120.7 million for the same period in 2025. The increase was primarily due to the company's acquisition of NDS Canada during the first quarter of 2026. As of March 31, 2026, the company was servicing $525.7 billion in Department of Education, Canada Student Loan Program, FFELP, private education, and consumer loans for 15.5 million borrowers.
As previously disclosed, on February 2, 2026, the company acquired a Canadian student loan servicing business ("NDS Canada") that delivers technology-enabled student loan servicing for governments and financial institutions, managing 2.7 million borrowers on proprietary platforms. Beginning on the acquisition date, the operating results of NDS Canada are included in the Loan Servicing and Systems operating segment.
The Loan Servicing and Systems segment reported net income after tax of $15.0 million for the three months ended March 31, 2026, compared with $14.1 million for the same period in 2025.
Education Technology Services and Payments
For the first quarter of 2026, revenue from the Education Technology Services and Payments operating segment was $154.4 million, an increase from $147.3 million for the same period in 2025. Revenue less direct costs to provide services for the first quarter of 2026 was $104.5 million, compared with $99.3 million for the same period in 2025.
Net income after tax for the Education Technology Services and Payments segment was $36.3 million for the three months ended March 31, 2026, compared with $36.1 million for the same period in 2025.
This segment is subject to seasonal fluctuations. Based on the timing of when revenue is recognized and when expenses are incurred, revenue and operating margin are higher in the first quarter compared with the remainder of the year.
Corporate and Other Activities
During the three months ended March 31, 2026, the company recognized $10.8 million ($8.2 million after tax or $0.23 per share) of losses related to marketable equity securities with readily determinable fair values. These losses resulted from changes in market values during the period.
Included in Corporate Activities are the company's equity interests held in partnerships that invest in solar tax equity projects. The company recognized $22.5 million ($6.9 million after tax and noncontrolling interests or $0.19 per share) of losses related to its solar tax equity partnerships during the three months ended March 31, 2026. Despite short-term losses, our tax equity investments are structured to deliver long-term value and cash flow.
Board of Directors Declares Second Quarter Dividend
The Nelnet Board of Directors declared a second-quarter cash dividend on the company's outstanding shares of Class A common stock and Class B common stock of $0.33 per share. The dividend will be paid on June 15, 2026, to shareholders of record at the close of business on June 1, 2026.
Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of federal securities laws. The words “anticipate,” “assume," "believe,” “continue,” “could,” "ensure," “estimate,” “expect,” "focus," “forecast,” “future,” “intend,” “may,” "objective," “plan,” “potential,” “predict,” "pursue," "scheduled,” “should,” "strategy," “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are based on management's current expectations as of the date of this release and are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the company under existing and future servicing contracts with the Department of Education, risks related to unfavorable contract modifications or interpretations, risks related to consistently meeting service requirements to avoid the assessment of performance penalties, and risks related to the company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, Canada Student Loan Program, FFEL Program, private education, and consumer loans; loan portfolio risks such as credit risk, prepayment risk, interest rate basis and repricing risk, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFELP, private education, consumer, and other loans, or residual interests therein, and initiatives to purchase additional FFELP, private education, consumer, and other loans; financing and liquidity risks, including risks of changes in the interest rate environment; risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets; risks related to a breach of or failure in the company's operational or information systems or infrastructure, or those of third-party vendors, including disclosure of confidential or personal information and/or damage to reputation resulting from cyber breaches; risks related to use of artificial intelligence; uncertainties inherent in forecasting future cash flows from student loan assets, including residual interests therein, and related asset-backed securitizations; risks related to the ability of Nelnet Bank to achieve its business objectives and effectively deploy loan and deposit strategies and achieve expected market penetration; risks related to the company's solar tax equity partnerships, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities and risks from the impact of the enactment of the One Big Beautiful Bill that accelerates the expiration and phase out of solar energy credits; risks and uncertainties related to other initiatives (and anticipated income therefrom) including venture capital, real estate, reinsurance, acquisitions, and other activities, including activities that are intended to diversify the company both within and outside of its historical core education-related businesses; risks and uncertainties associated with climate change; risks from changes in economic conditions and consumer behavior; risks related to the company's ability to adapt to technological change; risks related to the exclusive forum provisions in the company's articles of incorporation; risks related to the company's executive chairman's ability to control matters related to the company through voting rights; risks related to related party transactions; risks related to natural disasters, terrorist activities, or international hostilities; and risks and uncertainties associated with litigation matters, maintaining compliance with the extensive regulatory requirements applicable to the company's businesses, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the company's consolidated financial statements.
For more information, see the "Risk Factors" sections and other cautionary discussions of risks and uncertainties included in documents filed or furnished by the company with the Securities and Exchange Commission. All forward-looking statements in this release are as of the date of this release. Although the company may voluntarily update or revise its forward-looking statements from time to time to reflect actual results or changes in the company's expectations, the company disclaims any commitment to do so except as required by law.
Non-GAAP Performance Measures
The company prepares its financial statements and presents its financial results in accordance with U.S. GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. Reconciliations of GAAP to non-GAAP financial information, and a discussion of why the company believes providing this additional information is useful to investors, is provided in the "Non-GAAP Disclosures" section below.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Interest income:
Loan interest	$171,024	184,825	166,439
Investment interest	40,202	40,559	41,389
Total interest income	211,226	225,384	207,828
Interest expense on bonds and notes payable and bank deposits	109,583	118,273	125,114
Net interest income	101,643	107,111	82,714
Less provision for loan losses	53,244	38,147	15,337
Less provision for beneficial interests	4,130	2,679	1,510
Net interest income after provision	44,269	66,285	65,867
Other income (expense):
Loan servicing and systems revenue	127,842	116,573	120,741
Education technology services and payments revenue	154,436	112,314	147,330
Reinsurance premiums earned	22,536	33,539	24,687
Solar construction revenue	—	3,379	3,995
Other, net	10,437	16,749	24,603
Derivative market value adjustments and derivative settlements, net	2,167	2,330	(5,578)
Total other income (expense), net	317,418	284,884	315,778
Cost of services and expenses:
Loan servicing contract fulfillment and acquisition costs	2,087	2,056	1,633
Cost to provide education technology services and payments	49,953	38,654	48,047
Cost to provide solar construction services	—	12,326	7,828
Total cost of services	52,040	53,036	57,508
Salaries and benefits	139,371	141,086	138,223
Depreciation and amortization	9,170	9,365	9,255
Reinsurance losses and underwriting expenses	23,605	25,715	22,212
Other expenses	61,840	75,589	48,307
Total operating expenses	233,986	251,755	217,997
Income before income taxes	75,661	46,378	106,140
Income tax expense	(20,061)	(7,691)	(25,010)
Net income	55,600	38,687	81,130
Net loss attributable to noncontrolling interests	15,526	19,084	1,430
Net income attributable to Nelnet, Inc.	$71,126	57,771	82,560
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$1.97	1.60	2.26
Weighted-average common shares outstanding - basic and diluted	36,076,912	36,088,994	36,478,426

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	March 31, 2026	December 31, 2025	March 31, 2025
Assets:
Loans and accrued interest receivable, net	$10,009,471	10,006,695	10,422,704
Cash, cash equivalents, and investments	2,717,368	2,643,954	2,523,067
Restricted cash	590,518	677,563	611,610
Goodwill and intangible assets, net	301,506	187,312	192,832
Other assets	559,054	548,259	441,745
Total assets	$14,177,917	14,063,783	14,191,958
Liabilities:
Bonds and notes payable	$7,699,400	7,780,927	8,656,157
Bank deposits	1,744,527	1,669,173	1,313,407
Other liabilities	1,127,978	1,036,454	859,385
Total liabilities	10,571,905	10,486,554	10,828,949
Equity:
Total Nelnet, Inc. shareholders' equity	3,731,291	3,685,792	3,419,523
Noncontrolling interests	(125,279)	(108,563)	(56,514)
Total equity	3,606,012	3,577,229	3,363,009
Total liabilities and equity	$14,177,917	14,063,783	14,191,958

Contacts:
Media, Ben Kiser, 402.458.3024, or Investors, Phil Morgan, 402.458.3038, both of Nelnet, Inc.

Non-GAAP Disclosures
(Dollars in thousands, except share data)
(unaudited)
Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. The company reports this non-GAAP information because the company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.
Net income, excluding derivative market value adjustments

	Three months ended March 31,
	2026	2025
GAAP net income attributable to Nelnet, Inc.	$71,126	82,560
Realized and unrealized derivative market value adjustments (a)	(1,587)	6,324
Tax effect (b)	381	(1,519)
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$69,920	87,365
Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$1.97	2.26
Realized and unrealized derivative market value adjustments (a)	(0.04)	0.17
Tax effect (b)	0.01	(0.04)
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$1.94	2.39

(a)    "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the respective period to settle with derivative instrument counterparties the economic effect of the company's derivative instruments based on their contractual terms.

The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria are met. Management has structured all of the company’s derivative transactions with the intent that each is economically effective; however, the majority of the company’s derivative instruments do not qualify for hedge accounting in the consolidated financial statements. As a result, the change in fair value for the derivative instruments that do not qualify for hedge accounting is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the company plans to hold to maturity will generally equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.

The company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the company’s performance and in presentations with credit rating agencies, lenders, and investors. Consequently, the company reports this non-GAAP information because the company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management and represents what earnings would have been had these derivatives qualified for hedge accounting. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.
(b)    The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.